EXHIBIT (21)

The Procter & Gamble Company and Subsidiaries

Subsidiaries of the Registrant

The Procter & Gamble Company and Subsidiaries

The registrant's subsidiaries are listed below, omitting certain entities that have de minimis activity that, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of June 30, 2020.

Procter & Gamble Algeria EURL	Algeria
Procter & Gamble Argentina SRL	Argentina
"Procter & Gamble Services" LLC	Russia
"Procter & Gamble" LLC	Russia
1837, LLC	Ohio
Agile Pursuits Franchising, Inc.	Ohio
Agile Pursuits, Inc.	Ohio
Arbora & Ausonia, S.L.U.	Spain
Biohagen Farmaceutica do Brasil Ltda	Brazil
Braun (Shanghai) Co., Ltd.	China
Braun GmbH	Germany
Celtic Insurance Company, Inc.	Vermont
Charlie Banana (USA), LLC	Delaware
Consumer Health Distribution S.A. de C.V.	Mexico
Corporativo Procter & Gamble, S. de R.L. de C.V.	Mexico
Cosmetic Products Pty. Ltd.	Australia
Detergent Products B.V.	Netherlands
Detergent Products SARL	Switzerland
Detergenti S.A.	Romania
Fameccanica Data S.p.A.	Italy
Fameccanica Indùstria e Comèrcio Do Brasil LTDA.	Brazil
Fameccanica Machinery (Shanghai) Co., Ltd.	China
Fameccanica North America, Inc.	Delaware
Fater Central Europe SRL	Romania
Fater Eastern Europe LLC	Russia
Fater Portugal Unipessoal Lda	Portugal
Fater S.p.A.	Italy
Fater Temizlik Urunleri Ltd STI	Turkey
First Aid Beauty Limited	Delaware
Fountain Square Music Publishing Co., Inc.	Ohio
FPG Oleochemicals Sdn. Bhd.	Malaysia
Gillette (China) Limited	China
Gillette (Shanghai) Ltd.	China
Gillette Australia Pty. Ltd.	Australia
Gillette Commercial Operations North America	Massachusetts
Gillette del Uruguay, S.A.	Uruguay
Gillette Diversified Operations Pvt. Ltd.	India
Gillette Egypt S.A.E.	Egypt
Gillette Group UK Ltd	U.K.
Gillette Holding Company LLC	Delaware
Gillette Holding GmbH	Germany
Gillette India Limited	India
Gillette Industries Ltd.	U.K.
Gillette International B.V.	Netherlands
Gillette Latin America Holding B.V.	Netherlands
Gillette Management, LLC	Delaware
Gillette Pakistan Limited	Pakistan
Gillette Poland International Sp. z.o.o.	Poland
Gillette U.K. Limited	U.K.

Hyginett KFT	Hungary
iMFLUX Inc.	Delaware
Industries Marocaines Modernes SA	Morocco
Laboratoire Mediflor S.A.S.	France
Laboratorios Vicks, S.L.U.	Spain
Lamberts Healthcare Ltd.	U.K.
Liberty Street Music Publishing Company, Inc.	Ohio
Limited Liability Company 'Procter & Gamble Trading Ukraine'	Ukraine
LLC "Procter & Gamble Distributorskaya Compania"	Russia
LLC "Procter & Gamble Novomoskovsk"	Russia
LLC “Procter & and Gamble Ukraine”	Ukraine
Modern Industries Company - Dammam	Saudi Arabia
Modern Products Company - Jeddah	Saudi Arabia
Nature's Best Health Products Ltd.	U.K.
New Chapter Canada Inc.	Canada
New Chapter, Inc.	Delaware
Olay LLC	Puerto Rico
Oral-B Laboratories	Delaware
P&G Consumer Health Germany GmbH	Germany
P&G Distribution East Africa Limited	Kenya
P&G Distribution Morocco SAS	Morocco
P&G Hair Care Holding, Inc.	Delaware
P&G Health Austria GmbH & Co. OG	Austria
P&G Health France S.A.S.	France
P&G Health Germany GmbH	Germany
P&G Industrial Peru S.R.L.	Peru
P&G Innovation Godo Kaisha	Japan
P&G Investment Management Ltd.	United Arab Emirates
P&G Israel M.D.O. Ltd.	Israel
P&G K.K.	Japan
P&G Northeast Asia Pte. Ltd.	Singapore
P&G Prestige Godo Kaisha	Japan
P&G South African Trading (Pty.) Ltd.	South Africa
Petersburg Products International LLC	Russia
PG13 Launchpad Alpha, Inc.	Delaware
PG13 Launchpad Beta, Inc.	Delaware
PG13 Launchpad Gamma, Inc.	Delaware
PGT Health Care (Zhejiang) Limited	China
PGT Healthcare LLP	Delaware
Phase II Holdings Corporation	Philippines
Procter & Gamble (Chengdu) Ltd.	China
Procter & Gamble (China) Ltd.	China
Procter & Gamble (China) Sales Co., Ltd.	China
Procter & Gamble (Egypt) Manufacturing Company	Egypt
Procter & Gamble (Guangzhou) Consumer Products Co., Ltd.	China
Procter & Gamble (Guangzhou) Enterprise Management Service Company Limited	China
Procter & Gamble (Guangzhou) Ltd.	China
Procter & Gamble (Guangzhou) Technology Innovation Co., LTD.	China
Procter & Gamble (Health & Beauty Care) Limited	U.K.
Procter & Gamble (Jiangsu) Ltd.	China
Procter & Gamble (L&CP) Limited	U.K.
Procter & Gamble (Malaysia) Sdn Bhd	Malaysia
Procter & Gamble (Manufacturing) Ireland Limited	Ireland
Procter & Gamble (Singapore) Pte. Ltd.	Singapore
Procter & Gamble Amazon Holding B.V.	Netherlands

Procter & Gamble Amiens S.A.S.	France
Procter & Gamble Australia Proprietary Limited	Australia
Procter & Gamble Azerbaijan Services LLC	Azerbaijan
Procter & Gamble Bangladesh Private Ltd.	Bangladesh
Procter & Gamble Blois S.A.S.	France
Procter & Gamble Brazil Holdings B.V.	Netherlands
Procter & Gamble Bulgaria EOOD	Bulgaria
Procter & Gamble Business Services Canada Company	Canada
Procter & Gamble Canada Holding B.V.	Netherlands
Procter & Gamble Chile Limitada	Chile
Procter & Gamble Chile, Inc.	Ohio
Procter & Gamble Colombia Ltda.	Colombia
Procter & Gamble Commercial LLC	Puerto Rico
Procter & Gamble Czech Republic s.r.o.	Czech Republic
Procter & Gamble d.o.o. za trgovinu	Croatia
Procter & Gamble Danmark ApS	Denmark
Procter & Gamble de Venezuela, S.C.A.	Venezuela
Procter & Gamble de Venezuela, S.R.L.	Venezuela
Procter & Gamble Detergent (Beijing) Ltd.	China
Procter & Gamble Deutschland GmbH	Germany
Procter & Gamble Distributing (Philippines) Inc.	Philippines
Procter & Gamble Distributing New Zealand Limited	New Zealand
Procter & Gamble Distribution Company (Europe) BVBA	Belgium
Procter & Gamble Distribution S.R.L.	Romania
Procter & Gamble do Brasil LTDA.	Brazil
Procter & Gamble do Brazil, LLC	Delaware
Procter & Gamble do Nordeste S/A	Brazil
Procter & Gamble DS Polska Sp. z o.o.	Poland
Procter & Gamble Eastern Europe, LLC	Ohio
Procter & Gamble Ecuador Cia. Ltda.	Ecuador
Procter & Gamble Egypt	Egypt
Procter & Gamble Egypt Distribution	Egypt
Procter & Gamble Egypt Holding	Egypt
Procter & Gamble Egypt Supplies	Egypt
Procter & Gamble Energy Company LLC	Ohio
Procter & Gamble España, S.A.	Spain
Procter & Gamble Europe SA	Switzerland
Procter & Gamble Exportadora e Importadora Ltda.	Brazil
Procter & Gamble Far East, Inc.	Ohio
Procter & Gamble Finance (U.K.) Ltd.	U.K.
Procter & Gamble Finance Holding Ltd.	U.K.
Procter & Gamble Finance Management S.a.r.l.	Luxembourg
Procter & Gamble Financial Investments LLP	U.K.
Procter & Gamble Financial Services Ltd.	U.K.
Procter & Gamble Financial Services S.a.r.l.	Luxembourg
Procter & Gamble Finland OY	Finland
Procter & Gamble France S.A.S.	France
Procter & Gamble Germany GmbH	Germany
Procter & Gamble Germany GmbH & Co. Operations oHG	Germany
Procter & Gamble Ghana Trading Limited	Ghana
Procter & Gamble GmbH	Germany
Procter & Gamble Grundstucks-und Vermogensverwaltungs GmbH & Co. KG	Germany
Procter & Gamble Gulf FZE	United Arab Emirates
Procter & Gamble Hair Care, LLC	Delaware
Procter & Gamble Health Belgium BVBA	Belgium

Procter & Gamble Health Limited	India
Procter & Gamble Health Ltd.	U.K.
Procter & Gamble Health Poland Sp. z.o.o.	Poland
Procter & Gamble Hellas Single Member Ltd.	Greece
Procter & Gamble Holding (Thailand) Limited	Thailand
Procter & Gamble Holding France S.A.S.	France
Procter & Gamble Holding GmbH	Germany
Procter & Gamble Holding S.r.l.	Italy
Procter & Gamble Holdings (UK) Ltd.	U.K.
Procter & Gamble Home Products Private Limited	India
Procter & Gamble Honduras S de RL	Honduras
Procter & Gamble Hong Kong Limited	Hong Kong
Procter & Gamble Hungary Wholesale Trading Partnership (KKT)	Hungary
Procter & Gamble Hygiene & Health Care Limited	India
Procter & Gamble Inc.	Canada
Procter & Gamble India Holdings, Inc.	Ohio
Procter & Gamble Indochina Company Limited	Vietnam
Procter & Gamble Industrial - 2012 C.A.	Venezuela
Procter & Gamble Industrial e Comercial Ltda.	Brazil
Procter & Gamble Industrial S.C.A.	Venezuela
Procter & Gamble Interamericas de Costa Rica, Limitada	Costa Rica
Procter & Gamble Interamericas de El Salvador, Limitada de Capital Variable	El Salvador
Procter & Gamble Interamericas de Guatemala, Limitada	Guatemala
Procter & Gamble Interamericas de Panama, S. de R.L.	Panama
Procter & Gamble International Operations Pte Ltd	Singapore
Procter & Gamble International Operations SA	Switzerland
Procter & Gamble International Operations SA-ROHQ	Philippines
Procter & Gamble International S.a.r.l.	Switzerland
Procter & Gamble Investment Company (UK) Ltd.	U.K.
Procter & Gamble Investment Holding B.V.	Netherlands
Procter & Gamble Italia, S.p.A.	Italy
Procter & Gamble Japan K.K.	Japan
Procter & Gamble Kazakhstan Distribution LLP	Kazakhstan
Procter & Gamble Kazakhstan LLP	Kazakhstan
Procter & Gamble Korea S&D Co.	Korea
Procter & Gamble Korea, Inc.	Korea
Procter & Gamble Leasing LLC	Ohio
Procter & Gamble Levant S.A.L.	Lebanon
Procter & Gamble Limited	U.K.
Procter & Gamble Manufacturing (Thailand) Limited	Thailand
Procter & Gamble Manufacturing (Tianjin) Co. Ltd.	China
Procter & Gamble Manufacturing Belgium N.V.	Belgium
Procter & Gamble Manufacturing Berlin GmbH	Germany
Procter & Gamble Manufacturing GmbH	Germany
Procter & Gamble Manufacturing Mexico S. de R.L. de C.V.	Mexico
Procter & Gamble Manufacturing SA (Pty) Ltd	South Africa
Procter & Gamble Marketing and Services doo	Serbia and Montenegro
Procter & Gamble Marketing Romania SRL	Romania
Procter & Gamble Mataro, S.L.U.	Spain
Procter & Gamble Mexico Holding B.V.	Netherlands
Procter & Gamble Mexico Inc.	Delaware
Procter & Gamble Middle East FZE	United Arab Emirates
Procter & Gamble Nederland B.V.	Netherlands
Procter & Gamble Netherlands Services B.V.	Netherlands
Procter & Gamble Nigeria Limited	Nigeria

Procter & Gamble Nordic, LLC	Ohio
Procter & Gamble Norge AS	Norway
Procter & Gamble Operations Polska Sp. z o.o.	Poland
Procter & Gamble Overseas India B.V.	Netherlands
Procter & Gamble Overseas Ltd.	U.K.
Procter & Gamble Pakistan (Private) Limited	Pakistan
Procter & Gamble Peru S.R.L.	Peru
Procter & Gamble Pharmaceuticals France SAS	France
Procter & Gamble Philippines, Inc.	Philippines
Procter & Gamble Polska Sp. z o.o	Poland
Procter & Gamble Portugal - Produtos De Consumo, Higiene e Saúde S.A.	Portugal
Procter & Gamble Product Supply (U.K.) Limited	U.K.
Procter & Gamble Productions, Inc.	Ohio
Procter & Gamble Productos de Consumo, S.L.U.	Spain
Procter & Gamble Retail Services SARL	Switzerland
Procter & Gamble RHD, Inc.	Ohio
Procter & Gamble RSC Regional Service Company Ltd.	Hungary
Procter & Gamble S.r.l.	Italy
Procter & Gamble Service, GmbH	Germany
Procter & Gamble Services (Switzerland) SA	Switzerland
Procter & Gamble Services Company N.V.	Belgium
Procter & Gamble Sverige AB	Sweden
Procter & Gamble Switzerland SARL	Switzerland
Procter & Gamble Taiwan Limited	Taiwan
Procter & Gamble Taiwan Sales Company Limited	Taiwan
Procter & Gamble Technical Centres Limited	U.K.
Procter & Gamble Technology (Beijing) Co., Ltd.	China
Procter & Gamble Trading (Thailand) Limited	Thailand
Procter & Gamble Tuketim Mallari Sanayii A.S.	Turkey
Procter & Gamble UK	U.K.
Procter & Gamble UK Group Holdings Ltd	U.K.
Procter & Gamble UK Parent Company Ltd.	U.K.
Procter & Gamble Universal Holding B.V.	Netherlands
Procter & Gamble Vietnam Company Limited	Vietnam
Procter & Gamble, Spol. s.r.o. (Ltd.)	Slovak Republic
Procter & Gamble-Rakona s.r.o.	Czech Republic
Procter and Gamble Lanka (Private) Limited	Sri Lanka
Progam Realty & Development Corporation	Philippines
PT Procter & Gamble Home Products Indonesia	Indonesia
PT Procter & Gamble Operations Indonesia	Indonesia
Redmond Products, Inc.	Minnesota
Richardson-Vicks Real Estate Inc.	Ohio
Riverfront Music Publishing Co., Inc.	Ohio
Rosemount LLC	Delaware
Series Acquisition B.V.	Netherlands
Seven Seas Limited	U.K.
Shulton, Inc.	New Jersey
Snowberry IP Limited	New Zealand
Snowberry New Zealand Limited	New Zealand
SPD Development Company Limited	U.K.
SPD Swiss Precision Diagnostics GmbH	Switzerland
Sunflower Distributing LLC	Delaware
Tambrands Inc.	Delaware
TAOS - FL, LLC	Florida
TAOS Retail, LLC	Delaware

Temple Trees Impex & Investment Private Limited	India
The Art of Shaving - FL, LLC	Florida
The Dover Wipes Company	Ohio
The Gillette Company LLC	Delaware
The Procter & Gamble Distributing LLC	Delaware
The Procter & Gamble Global Finance Company, LLC	Ohio
The Procter & Gamble Manufacturing Company	Ohio
The Procter & Gamble Paper Products Company	Ohio
The Procter & Gamble U.S. Business Services Company	Ohio
This is L. Inc.	Delaware
US CD LLC	Delaware
Vidal Sassoon (Shanghai) Academy	China
Walker & Co. Brands, Inc.	Delaware
Zenlen, Inc.	Delaware